Exhibit 5.2

[Letterhead of SandRidge Energy, Inc.]

April 18, 2012

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, Oklahoma 73102

Ladies and Gentlemen:

I am Senior Vice President, General Counsel and Corporate Secretary to SandRidge Energy, Inc., a Delaware corporation (the “Company”). I am furnishing this opinion in connection with the filing by the Company and the subsidiaries of the Company listed on Part I of Appendix A hereto (the “Guarantors”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on the date hereof.

I, or members of my staff, have reviewed such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion. I have assumed that all signatures are genuine, that all documents submitted to me as originals are authentic and that all copies of documents submitted to me conform to the originals.

I have relied as to certain matters on information obtained from public officials, officers of the Company and the Guarantors, and other sources believed by me to be responsible.

Based upon the foregoing, I am of the opinion that each Guarantor listed on Part II of Appendix A hereto (the “Texas Guarantors”) is duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite power, authority and legal right to execute, deliver and perform its obligations under its guarantee of the Company’s debt securities registered under the Registration Statement.

I am a member of the bar of the State of Texas. I do not express any opinion herein on any laws other than the law of the State of Texas.

I hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement. I also hereby consent to the reference to my name under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Philip T. Warman
Philip T. Warman, Senior Vice President,
General Counsel and Corporate Secretary

Appendix A

Part I

Guarantors

Bandon Oil and Gas GP, LLC

Bandon Oil and Gas, LP

DBH, LLC

Dynamic Offshore Resources NS Acquisition, Inc.

Dynamic Offshore Resources NS Parent, Inc.

Dynamic Offshore Resources NS, LLC

Dynamic Offshore Resources, LLC

Integra Energy, L.L.C.

Lariat Services, Inc.

SandRidge Exploration and Production, LLC

SandRidge Holdings, Inc.

SandRidge Midstream, Inc.

SandRidge Offshore, LLC

SandRidge Onshore, LLC

SandRidge Operating Company

SandRidge Tertiary, LLC

SPN Resources, LLC

Part II

Texas Guarantors

Dynamic Offshore Resources NS, LLC

Integra Energy, L.L.C.

Lariat Services, Inc.

SandRidge Midstream, Inc.

SandRidge Operating Company

SandRidge Tertiary, LLC